UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) April 23, 2013

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other jurisdiction of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203) 837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Praxair, Inc. was held on April 23, 2013 (the “Annual Meeting”), at which shareholders voted upon the items set forth below. The total number of shares that were present or represented by proxy at the Annual Meeting was 259,593,302 which was 87.8% of the shares outstanding and entitled to vote and which constituted a quorum. The final voting results of the items submitted to a vote of the shareholders are set forth below.

Proposal 1

The eleven nominees for election as a director were elected to serve until the 2014 annual meeting of shareholders, and until his or her successor is elected and qualified. The vote results were as follows, with each nominee having received at least 88.9% of the votes cast for his or her election:

Director Nominees	Shares For	Shares Against	Shares Abstained	Broker Non- Votes
Stephen F. Angel	234,407,047	4,485,912	1,428,943	19,271,400
Oscar Bernardes	212,610,283	26,630,652	1,080,966	19,271,401
Bret K. Clayton	238,294,598	1,449,755	577,549	19,271,400
Nance K. Dicciani	234,104,536	5,661,281	556,076	19,271,409
Edward G. Galante	232,933,313	6,825,124	563,464	19,271,401
Claire W. Gargalli	229,798,673	7,908,154	2,615,076	19,271,399
Ira D. Hall	239,063,207	658,251	600,445	19,271,399
Raymond W. LeBoeuf	234,452,817	3,271,265	2,597,820	19,271,400
Larry D. McVay	239,227,620	508,162	586,119	19,271,401
Wayne T. Smith	232,616,466	7,116,945	588,490	19,271,401
Robert L. Wood	238,264,726	1,484,199	572,976	19,271,401

Proposal 2

Shareholders approved, on an advisory and non-binding basis, the compensation of Praxair’s Named Executive Officers as disclosed in the 2013 Proxy Statement, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
226,995,027	12,171,699	1,155,173	19,271,403
(94.9% of votes cast)

Proposal 3

Shareholders rejected a shareholder proposal regarding political contributions, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
9,675,637	198,827,398	31,818,861	19,271,406
(4.6% of votes cast)

Proposal 4

Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the independent auditor, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
256,478,830	2,425,552	688,920	0
(99.1% of votes cast)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC. Registrant

Date:	April 24, 2013	By:	/s/ James T. Breedlove
James T. Breedlove
Senior Vice President, General Counsel and Secretary